                                                                      EXHIBIT 10

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                  ___________

                                   Form 8-K


                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



Date of report (Date of earliest event reported):    May 28, 1996



                      WASHINGTON CONSTRUCTION GROUP, INC.
 ---------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                  1-12054                   35-0565601
- ---------------           -----------------            ------------------
 (State of             (Commission File Number)           (IRS Employer
Incorporation)                                         Identification No.)


               27400 East 5th Street, Highland, California 92346
       -----------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (909) 425-4200
          -----------------------------------------------------------
              (Registrant's telephone number, including area code)

          -----------------------------------------------------------
         (former name or former address, if changed since last report)


                                Total Pages 157
                                            ___

                 Index to Exhibits appears on page 4 herein
                                                  ___
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Item 5.   Other Events.
          ------------

               On May 28, 1996, Washington Construction Group, Inc. ("Washington Construction") entered into a Restructuring and Merger Agreement (the "Agreement") by and between Washington Construction and Morrison Knudsen Corporation, a Delaware corporation ("MK").

               The Agreement provides for the merger of MK with and into Washington Construction. At the effective time of the merger, among other things, (i) MK's senior creditors would receive $13.3 million in cash, approximately 24.1 million shares of newly issued Washington Construction common stock, representing 45% of the shares outstanding after the merger, and distribution of certain non-core assets including MK's investment and note receivable from MK Rail Corporation, (ii) Washington Construction would pay in full MK's debtor-in-possession loan, not to exceed $50.0 million, and (iii) the holders of MK common stock would receive warrants to purchase 2,765,000 shares of Washington Construction common stock at $12.00 per share for a term of five years. Also at the effective time of the merger, Washington Construction's certificate of incorporation and bylaws would be amended and restated in the form attached to the Agreement.

               The merger, which is expected to be completed by September 30, 1996, will be consummated through a prepackaged plan of reorganization and is subject to customary conditions.

               Copies of (i) the Agreement including the Restated and Amended Certificate of Incorporation of the Surviving Corporation, Restated and Amended Bylaws of the Surviving Corporation, Warrant Agreement and Registration Rights Agreement, and (ii) the Joint Press Release of Washington Construction and MK dated May 29, 1996 are attached hereto as Exhibits 1.1 and 1.2, respectively and are incorporated herein by reference.


Item 7.        Financial Statements, Pro Forma Financial Information and
               ---------------------------------------------------------
               Exhibits.
               --------

      (c)      The following exhibits are filed as part of this Report:

               1.1 Restructuring and Merger Agreement dated as of May 28, 1996 by and between Washington Construction Group, Inc. and Morrison Knudsen Corporation and principal exhibits thereto, including the Restated and Amended Certificate of Incorporation of the Surviving Corporation, Restated and Amended Bylaws of the Surviving Corporation, Warrant Agreement and Registration Rights Agreement.

               1.2 Joint Press Release of Washington Construction Group, Inc. and Morrison Knudsen Corporation dated May 29, 1996.

                                   SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 30, 1996

                                           WASHINGTON CONSTRUCTION GROUP, INC.



                                           By:    /s/ Gregory J. Rutherford
                                              ----------------------------------
                                              Name:   Gregory J. Rutherford
                                              Title:  Vice President and Chief
                                                      Financial Officer

                                 EXHIBIT INDEX

Exhibits.
- --------


       1.1 Restructuring and Merger Agreement dated as of May 28, 1996 by and between Washington Construction Group, Inc. and Morrison Knudsen Corporation and principal exhibits thereto, including the Restated and Amended Certificate of Incorporation of the Surviving Corporation, Restated and Amended Bylaws of the Surviving Corporation, Warrant Agreement and Registration Rights Agreement.

       1.2 Joint Press Release of Washington Construction Group, Inc. and Morrison Knudsen Corporation dated May 29, 1996.

[LETTER HEAD OF MORRISION KNUDSEN CORPORATION & WASHINGTION CONSTRUCTION GROUP,
                                     INC.]





FOR RELEASE:                                                         EXHIBIT 1.2
                                 May 29, 1996

                 WASHINGTON CONSTRUCTION AND MORRISON KNUDSEN
                       SIGN DEFINITIVE MERGER AGREEMENT

          HIGHLAND, CA and BOISE, ID -- Washington Construction Group, Inc. and Morrison Knudsen Corporation today announced that the companies have signed a definitive agreement to merge.

          As previously announced, under the terms of the agreement, MK's senior creditors will receive $13.3 million in cash, approximately 24.1 million shares of newly issued Washington Construction common stock, representing 45% of the shares outstanding after the merger, and distribution of certain non-core assets including MK's investment and note receivable from MK Rail Corporation. Washington Construction also will pay in full MK's debtor-in-possession loan, not to exceed $50 million. The existing shareholders of Morrison Knudsen will receive a warrant package that entitles them to purchase 2,765,000 shares of common stock, or approximately 5% of the common stock of the newly merged entity, at $12.00 per share for a term of five years.

          The transaction, which is expected to be completed by September 30, 1996 will be consummated through a prepackaged plan of reorganization and is subject to customary conditions.

          Washington Construction Group, Inc. (NYSE:WAS), based in Highland, California, is a diversified construction company with operations in infrastructure, contract mining, environmental remediation, commercial construction and construction materials markets serving both government and private customers in the United States.

          Morrison Knudsen Corporation (NYSE:MRN), founded in 1912, serves the world's environmental, industrial process, mining, operations and maintenance, power, transportation and heavy construction markets as an engineer and contractor.

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